Exhibit 4.1

PECO ENERGY COMPANY
TO
WACHOVIA BANK, NATIONAL ASSOCIATION, TRUSTEE

ONE HUNDRED AND SECOND SUPPLEMENTAL
INDENTURE DATED AS OF
SEPTEMBER 15, 2006
TO
FIRST AND REFUNDING MORTGAGE
OF
THE COUNTIES GAS AND ELECTRIC
COMPANY
TO
FIDELITY TRUST COMPANY, TRUSTEE
DATED MAY 1, 1923

5.95% SERIES DUE 2036

     THIS SUPPLEMENTAL INDENTURE dated as of September 15, 2006, by and between PECO ENERGY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the Company), party of the first part, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (hereinafter called the Trustee), as successor Trustee under the Mortgage hereinafter mentioned, party of the second part, Witnesseth that
     WHEREAS, The Counties Gas and Electric Company (hereinafter called Counties Company), a Pennsylvania corporation and a predecessor to the Company, duly executed and delivered to Fidelity Trust Company, a Pennsylvania corporation to which the Trustee is successor, as Trustee, a certain indenture of mortgage and deed of trust dated May 1, 1923 (hereinafter called the Mortgage), to provide for the issue of, and to secure, its First and Refunding Mortgage Bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage, the initial series of Bonds being designated the 6% Series of 1923, and the terms and provisions of other series of bonds secured by the Mortgage to be determined as provided in the Mortgage; and
     WHEREAS, thereafter Counties Company, Philadelphia Suburban-Counties Gas and Electric Company (hereinafter called Suburban Company), and the Company, respectively, have from time to time executed and delivered indentures supplemental to the Mortgage, providing for the creation of additional series of bonds secured by the Mortgage and for amendment of certain of the terms and provisions of the Mortgage and of indentures supplemental thereto, or evidencing the succession of Suburban Company to Counties Company and of the Company to Suburban Company, such indentures supplemental to the Mortgage, the respective dates, parties thereto, and purposes thereof, being as follows:

Supplemental Indenture
and Date	Parties	Providing for:

First September 1, 1926	Counties Company to Fidelity-Philadelphia Trust Company (Successor to Fidelity Trust Company)	Bonds of 5% Series of 1926

Second May 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Evidencing succession of Suburban Company to Counties Company

Third May 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Bonds of 4-1/2% Series due 1957; amendment of certain provisions of Mortgage

Fourth November 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Additional Bonds of 4-1/2% Series due 1957

Fifth January 31, 1931	Company to Fidelity-Philadelphia Trust Company	Evidencing succession of Company to Suburban Company

Sixth February 1, 1931	Company to Fidelity-Philadelphia Trust Company	Bonds of 4% Series due 1971

Seventh March 1, 1937	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/2% Series due 1967; amendment of certain provisions of Mortgage

Eighth December 1, 1941	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1971; amendment of certain provisions of Mortgage

Ninth November 1, 1944	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1967 and 2-3/4% Series due 1974; amendment of certain provisions of Mortgage

Tenth December 1, 1946	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1981; amendment of certain provisions of Mortgage*

Supplemental Indenture
and Date	Parties	Providing for:

Eleventh February 1, 1948	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-7/8% Series due 1978*

Twelfth January 1, 1952	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/4% Series due 1982*

Thirteenth May 1, 1953	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-7/8% Series due 1983*

Fourteenth December 1, 1953	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/8% Series due 1983*

Fifteenth April 1, 1955	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/8% Series due 1985*

Sixteenth September 1, 1957	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-5/8% Series due 1987; amendment of certain provisions of Mortgage*

Seventeenth May 1, 1958	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-3/4% Series due 1988; amendment of certain provisions of Mortgage*

Eighteenth December 1, 1958	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-3/8% Series due 1986*

Nineteenth October 1, 1959	Company to Fidelity-Philadelphia Trust Company	Bonds of 5% Series due 1989*

Twentieth May 1, 1964	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-1/2% Series due 1994*

Twenty-first October 15, 1966	Company to Fidelity-Philadelphia Trust Company	Bonds of 6% Series due 1968-1973*

Twenty-second June 1, 1967	Company to The Fidelity Bank (formerly Fidelity-Philadelphia Trust Company)	Bonds of 5-1/4% Series due 1968-1973 and 5-3/4% Series due 1977*

Twenty-third October 1, 1957	Company to The Fidelity Bank	Bonds of 6-1/8% Series due 1997*

Supplemental Indenture
and Date	Parties	Providing for:

Twenty-fourth March 1, 1968	Company to The Fidelity Bank	Bonds of 6-1/2% Series due 1993; amendment of Article XIV of Mortgage*

Twenty-fifth September 10, 1968	Company to The Fidelity Bank	Bonds of 1968 Series due 1969-1976*

Twenty-sixth August 15, 1969	Company to The Fidelity Bank	Bonds of 8% Series due 1975*

Twenty-seventh February 1, 1970	Company to The Fidelity Bank	Bonds of 9% Series due 1995*

Twenty-eighth May 1, 1970	Company to The Fidelity Bank	Bonds of 8-1/2% Series due 1976*

Twenty-ninth December 15, 1970	Company to The Fidelity Bank	Bonds of 7-3/4% Series due 2000*

Thirtieth August 1, 1971	Company to The Fidelity Bank	Bonds of 8-1/4% Series due 1996*

Thirty-first December 15, 1971	Company to The Fidelity Bank	Bonds of 7-3/8% Series due 2001; amendment of Article XI of Mortgage*

Thirty-second June 15, 1972	Company to The Fidelity Bank	Bonds of 7-1/2% Series due 1998*

Thirty-third January 15, 1973	Company to The Fidelity Bank	Bonds of 7-1/2% Series due 1999*

Thirty-fourth January 15, 1974	Company to The Fidelity Bank	Bonds of 8-1/2% Series due 2004

Thirty-fifth October 15, 1974	Company to The Fidelity Bank	Bonds of 11% Series due 1980*

Thirty-sixth April 15, 1975	Company to The Fidelity Bank	Bonds of 11-5/8% Series due 2000*

Thirty-seventh August 1, 1975	Company to The Fidelity Bank	Bonds of 11% Series due 2000*

Thirty-eighth March 1, 1976	Company to The Fidelity Bank	Bonds of 9-1/8% Series due 2006*

Thirty-ninth August 1, 1976	Company to The Fidelity Bank	Bonds of 9-5/8% Series due 2002*

Supplemental Indenture
and Date	Parties	Providing for:

Fortieth February 1, 1977	Company to The Fidelity Bank	Bonds of Pollution Control Series A and Pollution Control Series B*

Forty-first March 15, 1977	Company to The Fidelity Bank	Bonds of 8-5/8% Series due 2007*

Forty-second July 15, 1977	Company to The Fidelity Bank	Bonds of 8-5/8% Series due 2003*

Forty-third March 15, 1978	Company to The Fidelity Bank	Bonds of 9-1/8% Series due 2008*

Forty-fourth October 15, 1979	Company to The Fidelity Bank	Bonds of 12-1/2% Series due 2005*

Forty-fifth October 15, 1980	Company to The Fidelity Bank	Bonds of 13-3/4% Series due 1992*

Forty-sixth March 1, 1981	Company to The Fidelity Bank	Bonds of 15-1/4% Series due 1996; amendment of Article VIII of Mortgage*

Forty-seventh March 1, 1981	Company to The Fidelity Bank	Bonds of 15% Series due 1996; amendment of Article VIII of Mortgage*

Forty-eighth July 1, 1981	Company to The Fidelity Bank	Bonds of 17-5/8% Series due 2011*

Forty-ninth September 15, 1981	Company to The Fidelity Bank	Bonds of 18-3/4% Series due 2009*

Fiftieth April 1, 1982	Company to The Fidelity Bank	Bonds of 18% Series due 2012*

Fifty-first October 1, 1982	Company to The Fidelity Bank	Bonds of 15-3/8% Series due 2010*

Fifty-second June 15, 1983	Company to The Fidelity Bank	Bonds of 13-3/8% Series due 2013*

Fifty-third November 15, 1984	Company to Fidelity Bank, National Association (formerly The Fidelity Bank)	Bonds of 13.05% Series due 1994; amendment of Article VIII of Mortgage*

Supplemental Indenture
and Date	Parties	Providing for:

Fifty-fourth December 1, 1984	Company to Fidelity Bank, National Association	Bonds of 14% Series due 1988-1994; amendment of Article VIII of Mortgage*

Fifty-fifth May 15, 1985	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series C*

Fifty-sixth October 1, 1985	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series D*

Fifty-seventh November 15, 1985	Company to Fidelity Bank, National Association	Bonds of 10-7/8% Series due 1995*

Fifty-eight November 15, 1985	Company to Fidelity Bank, National Association	Bonds of 11-3/4% Series due 2014*

Fifty-ninth June 1, 1986	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series E*

Sixtieth November 1, 1986	Company to Fidelity Bank, National Association	Bonds of 10-1/4% Series due 2016*

Sixty-first November 1, 1986	Company to Fidelity Bank, National Association	Bonds of 8-3/4% Series due 1994*

Sixty-second April 1, 1987	Company to Fidelity Bank, National Association	Bonds of 9-3/8% Series due 2017*

Sixty-third July 15, 1987	Company to Fidelity Bank, National Association	Bonds of 11% Series due 2016*

Sixty-fourth July 15, 1987	Company to Fidelity Bank, National Association	Bonds of 10% Series due 1997*

Sixty-fifth August 1, 1987	Company to Fidelity Bank, National Association	Bonds of 10-1/4% Series due 2007*

Sixty-sixth October 15, 1987	Company to Fidelity Bank, National Association	Bonds of 11% Series due 1997*

Sixty-seventh October 15, 1987	Company to Fidelity Bank, National Association	Bonds of 12-1/8% Series due 2016*

Sixty-eighth April 15, 1988	Company to Fidelity Bank, National Association	Bonds of 10% Series due 1998*

Sixty-ninth April 15, 1988	Company to Fidelity Bank, National Association	Bonds of 11% Series due 2018*

Supplemental Indenture
and Date	Parties	Providing for:

Seventieth June 15, 1989	Company to Fidelity Bank, National Association	Bonds of 10% Series due 2019*

Seventy-first October 1, 1989	Company to Fidelity Bank, National Association	Bonds of 9-7/8% Series due 2019*

Seventy-second October 1, 1989	Company to Fidelity Bank, National Association	Bonds of 9-1/4% Series due 1999*

Seventy-third October 1, 1989	Company to Fidelity Bank, National Association	Medium-Term Note Series A*

Seventy-fourth October 15, 1990	Company to Fidelity Bank, National Association	Bonds of 10-1/2% Series due 2020*

Seventy-fifth October 15, 1990	Company to Fidelity Bank, National Association	Bonds of 10% Series due 2000*

Seventy-sixth April 1, 1991	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series F and Pollution Control Series G*

Seventy-seventh December 1, 1991	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series H*

Seventy-eighth January 15, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/2% 1992 Series due 1999*

Seventy-ninth April 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8% Series due 2002*

Eightieth April 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-3/4% Series due 2022*

Eighty-first June 1, 1992	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series I*

Eighty-second June 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-5/8% Series due 2022*

Eighty-third July 15, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/2% Series due 2002*

Eighty-fourth September 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-1/4% Series due 2022*

Eighty-fifth September 1, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/8% Series due 2002*

Supplemental Indenture
and Date	Parties	Providing for:

Eighty-sixth March 1, 1993	Company to Fidelity Bank, National Association	Bonds of 6-5/8% Series due 2003*

Eighty-Seventh March 1, 1993	Company to Fidelity Bank, National Association	Bonds of 7-3/4% Series due 2023*

Eighty-eighth March 1, 1993	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series J, Pollution Control Series K, Pollution Control Series L and Pollution Control Series M*

Eighty-ninth May 1, 1993	Company to Fidelity Bank, National Association	Bonds of 6-1/2% Series due 2003*

Ninetieth May 1, 1993	Company to Fidelity Bank, National Association	Bonds of 7-3/4% Series 2 due 2023*

Ninety-first August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania (formerly Fidelity Bank, National Association)	Bonds of 7-1/8% Series due 2023*

Ninety-second August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 6-3/8% Series due 2005*

Ninety-third August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 5-3/8% Series due 1998*

Ninety-fourth November 1, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 7-1/4% Series due 2024*

Ninety-fifth November 1, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 5-5/8% Series due 2001*

Ninety-sixth May 1, 1995	Company to First Fidelity Bank, N.A., Pennsylvania	Medium Term Note Series B*

Ninety-seventh October 15, 2001	Company to First Union National Bank (formerly First Fidelity Bank, N.A., Pennsylvania)	Bonds of 5.95% Series due 2011*

Ninety-eighth October 1, 2002	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.95% Series Due 2011*

Ninety-ninth September 15, 2002	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 4.75% Series Due 2012*

Supplemental Indenture
and Date	Parties	Providing for:

One Hundredth April 15, 2003	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 3.50% Series Due 2008*

One Hundred and First April 15, 2004	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.90% Series Due 2034*

*	And amendment of certain provisions of the Ninth Supplemental Indenture.

     WHEREAS, the respective principal amounts of the bonds of each series presently outstanding under the Mortgage and the several supplemental indentures above referred to, are as follows:

PRINCIPAL
Series	AMOUNT
3.50% Series due 2008	450,000,000
Pollution Control Series J due 2012	50,000,000
Pollution Control Series K due 2012	50,000,000
Pollution Control Series L due 2012	50,000,000
Pollution Control Series M due 2012	4,200,000
4.75% Series due 2012	225,000,000
5.95% Series due 2011	250,000,000
5.90% Series due 2034	75,000,000
Total	$1,154,200,000

     WHEREAS, the Company deems it advisable and has determined, pursuant to Article XI of the Mortgage,
     (a) to convey, pledge, transfer and assign to the Trustee and to subject specifically to the lien of the Mortgage additional property not therein or in any supplemental indenture specifically described but now owned by the Company and acquired by it by purchase or otherwise; and
     (b) to create a new series of bonds to be issued from time to time under, and secured by, the Mortgage, to be designated PECO Energy Company First and Refunding Mortgage Bonds, 5.95% Series due 2036, (hereinafter sometimes called the “bonds of the New Series” or the “bonds of the 5.95% Series due 2036”); and for the above-mentioned purposes to execute, deliver and record this Supplemental Indenture; and
     (c) to amend certain provisions of Article II of the Mortgage; and
     WHEREAS, the Company has determined by proper corporate action that the terms, provisions and form of the bonds of the New Series shall be substantially as follows:

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(Form of Face of Bond)
PECO ENERGY COMPANY

REGISTERED	REGISTERED
NUMBER
FIRST AND REFUNDING MORTGAGE BOND,
5.95% SERIES DUE 2036,
DUE OCTOBER 1, 2036
     PECO Energy Company, a Pennsylvania corporation (hereinafter called the Company), for value received, hereby promises to pay to                                                or registered assigns,
     Dollars on October 1, 2036, at the office or agency of the Company, in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date hereof at the rate of 5.95 percent per annum in like coin or currency, payable at either of the offices aforesaid on April 1 and October 1, commencing on April 1, 2007, in each year until the Company’s obligation with respect to the payment of such principal shall have been discharged.
     The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of this bond entitled to such interest payment, in which case only the registered holder on such record date shall be entitled to receive such payment, notwithstanding any transfer of this bond upon the registration books subsequent to such record date.
     This bond shall not be valid or become obligatory for any purpose unless it shall have been authenticated by the certificate of the Trustee under said Mortgage endorsed hereon.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
     IN WITNESS WHEREOF, PECO Energy Company has caused this instrument to be signed in its corporate name with the manual or facsimile signature of its President or a Vice President and its corporate seal to be impressed or a facsimile imprinted hereon, duly attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.
     Dated:

PECO ENERGY COMPANY

By

President or Vice President

(SEAL)

Attest:

Secretary or Assistant Secretary

(Form of Reverse of New Series of Bond)
PECO ENERGY COMPANY
First and Refunding Mortgage Bond,
5.95% Series Due 2036
Due October 1, 2036
(CONTINUED)
     This bond is one of a duly authorized issue of bonds of the Company, unlimited as to amount except as provided in the Mortgage hereinafter mentioned or in any indenture supplemental thereto, and is one of a series of said bonds known as First and Refunding Mortgage Bonds, 5.95% Series due 2036. This bond and all other bonds of said issue are issued and to be issued under and pursuant to and are all secured equally and ratably by an indenture of mortgage and deed of trust dated May 1, 1923, duly executed and delivered by The Counties Gas and Electric Company (to which the Company is successor) to Fidelity Trust Company, as Trustee (to which Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, is successor Trustee), as amended, modified or supplemented by certain supplemental indentures from the Company or its predecessors to said successor Trustee or its predecessors, said mortgage, as so amended, modified or supplemented being herein called the Mortgage. Reference is hereby made to the Mortgage for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of said bonds and of the Trustee in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued.
     As provided in the Mortgage, the bonds secured thereby may be for various principal sums and are issuable in series, which series may mature at different times, may bear interest at different rates, and may otherwise vary. The bonds of this series mature on October 1, 2036, and are issuable only in registered form without coupons in any denomination authorized by the Company.
     Any bond or bonds of this series may be exchanged for another bond or bonds of this series in a like aggregate principal amount in authorized denominations, upon presentation at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, all subject to the terms of the Mortgage but without any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the exchange.
     The bonds of this series are redeemable at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of (1) 100% of the principal amount of the bonds to be redeemed, plus accrued interest to the redemption date, or (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points, plus accrued interest to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of this series or portions of the bonds of this series called for redemption.
     “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
     “Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the bonds of this series that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this series.
     “Comparable Treasury Price” means, with respect to any redemption date:
•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
     “Reference Treasury Dealer” means (1) each of Barclays Capital Inc. and BNP Paribas Securities Corp. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.
     The principal of this bond may be declared or may become due on the conditions, in the manner and with the effect provided in the Mortgage upon the happening of an event of default as in the Mortgage provided.

     This bond is transferable by the registered holder hereof in person or by attorney, duly authorized in writing, at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in books of the Company to be kept for that purpose, upon surrender and cancellation hereof, and upon any such transfer, a new registered bond or bonds, without coupons, of this series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor, all subject to the terms of the Mortgage but without payment of any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the transfer. The Company, the Trustee, and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.
     No recourse shall be had for the payment of the principal of or interest on this bond to any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company or of any predecessor or successor corporation in respect to this bond is hereby expressly waived and released by every holder hereof, except to the extent that such liability may not be waived or released under the provisions of the Securities Act of 1933 or of the rules and regulations of the Securities and Exchange Commission thereunder.
(End of Form of Reverse of Bond)

and
     WHEREAS, on the face of each of the bonds of the New Series, there is to be endorsed a certificate of the Trustee in substantially the following form, to wit:
(Form of Trustee’s Certificate)
     This bond is one of the bonds, of the series designated therein, provided for in the within-mentioned Mortgage and in the One Hundred and Second Supplemental Indenture dated as of September 15, 2006.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By
Authorized Officer

and
     WHEREAS, all acts and things necessary to make the bonds of the New Series, when duly executed by the Company and authenticated by the Trustee as provided in the Mortgage and indentures supplemental thereto, and issued by the Company, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid and enforceable supplement to the Mortgage, have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage and/or under any indenture supplemental thereto, according to their tenor and effect, and according to the terms of the Mortgage and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in the bonds and in the Mortgage and any indenture supplemental thereto respectively contained, and for the proper assuring, conveying, and confirming unto the Trustee, its successors in trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Mortgage and in any indentures supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, has granted, bargained, sold, conveyed, released, confirmed, pledged, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, release, confirm, pledge, assign, transfer, and set over to Wachovia Bank, National Association, as Trustee, and to its successors in trust and its and their assigns forever, all the following described property, real, personal and mixed of the Company, viz.:

     The real property set forth in Schedule A, attached hereto and hereby made a part hereof, with any improvements thereon erected as may be owned by the Company but not specifically described in the Mortgage or in any indenture supplemental thereto heretofore executed, in the places set forth in Schedule A.
     All of the real property with any improvements thereon erected as may be owned by the Company and described in the Mortgage or in any indenture supplemental thereto as may heretofore have been executed, delivered and recorded, but excluding therefrom all real property heretofore released from the lien of the Mortgage. The purpose of restating such prior conveyances as security is to confirm that the obligations of the Company as provided in this Supplemental Indenture are included within the lien and security of the Mortgage, and that public record be made of such purpose and fact by the recording of this Supplemental Indenture.
     Together with all gas works, electric works, plants, buildings, structures, improvements and machinery located upon such real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereinbefore described or referred to or intended so to be, or in any way appertaining thereto, and the reversions, remainders, rents, issues and profits thereof; also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances.
     Also all the Company’s electric transmission and distribution lines and systems, substations, transforming stations, structures, machinery, apparatus, appliances, devices and appurtenances.
     Also all the Company’s gas transmission and distribution mains, pipes, pipe lines and systems, storage facilities, structures, machinery, apparatus, appliances, devices and appurtenances.
     Also all plants, systems, works, improvements, buildings, structures, fixtures, appliances, engines, furnaces, boilers, machinery, retorts, tanks, condensers, pumps, gas tanks, holders, reservoirs, expansion tanks, gas mains and pipes, tunnels, service pipe, pipe lines, fittings, gates, valves, connections, gas and electric meters, generators, dynamos, fans, supplies, tools and implements, tracks, sidings, motor and other vehicles, all electric light lines, electric power lines, transmission lines, distribution lines, conduits, cables, stations, substations, and distributing systems, motors, conductors, converters, switchboards, shafting, belting, wires, mains, feeders, poles, towers, mast arms, brackets, pipes, lamps, insulators, house wiring connections and all instruments, appliances, apparatus, fixtures, fittings and equipment and all stores, repair parts, materials and supplies of every nature and kind whatsoever now or hereafter owned by the Company in connection with or appurtenant to its plants and systems for production, purchase, storage, transmission, distribution, utilization and sale of gas and its by-products and residual products, and/or for the generation, production, purchase, storage, transmission, distribution, utilization and sale of electricity, or in connection with such business.
     Also all the goodwill of the business of the Company, and all rights, claims, contracts, leases, patents, patent rights, and agreements, all accounts receivable, accounts, claims, demands,

choses in action, books of account, cash assets, franchises, ordinances, rights, powers, easements, water rights, riparian rights, licenses, privileges, immunities, concessions and consents now or hereafter owned by the Company in connection with or appurtenant to its said business.
     Also all the right, title and interest of the Company in and to all contracts for the purchase, sale or supply of gas, and its by-products and residual products of electricity and electrical energy, now or hereafter entered into by the Company with the right on the part of the Trustee, upon the happening of an event of default as defined in the Mortgage as supplemented by any supplemental indenture, to require a specific assignment of any and all such contracts, whenever it shall request the Company to make the same.
     Also all rents, tolls, earnings, profits, revenues, dividends and income arising or to arise from any property now owned, leased, operated or controlled or hereafter acquired, leased, operated or controlled by the Company and subject to the lien of the Mortgage and indentures supplemental thereto.
     Also all the estate, right, title and interest of the Company, as lessee, in and to any and all demised premises under any and all agreements of lease now or at any time hereafter in force, insofar as the same may now or hereafter be assignable by the Company.
     Also all other property, real, personal and mixed not hereinbefore specified or referred to, of every kind and nature whatsoever, now owned, or which may hereafter be owned by the Company (except shares of stock, bonds or other securities not now or hereafter specifically pledged under the Mortgage and indentures supplemental thereto or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto), together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining and the reversions, remainder or remainders, rents, issues and profits thereof; and also all the estate, right, title, interest, property, claim and demand whatsoever as well in law as in equity of the Company of, in and to the same and every part and parcel thereof.
     It is the intention and it is hereby agreed that all property and the earnings and income thereof acquired by the Company after the date hereof shall be as fully embraced within the provisions hereof and subject to the lien hereby created for securing the payment of all bonds, together with the interest thereon, as if the property were now owned by the Company and were specifically described herein and conveyed hereby, provided nevertheless, that no shares of stock, bonds or other securities now or hereafter owned by the Company, shall be subject to the lien of the Mortgage and indentures supplemental thereto unless now or hereafter specifically pledged or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto.
     TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be, including after-acquired property, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successors in the trust hereby created, and its and their assigns forever;

     IN TRUST NEVERTHELESS, for the equal and pro rata benefit and security of each and every person or corporation who may be or become the holders of bonds secured by the Mortgage and indentures supplemental thereto, without preference, priority or distinction (except as provided in Section 1 of Article VIII of the Mortgage) as to lien or otherwise of any bond of any series over or from any other bond, so that (except as aforesaid) each and every of the bonds issued or to be issued, of whatsoever series, shall have the same right, lien, privilege under the Mortgage and indentures supplemental thereto and shall be equally secured thereby and hereby, with the same effect as if the bonds had all been made, issued and negotiated simultaneously on the date of the Mortgage.
     AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:
     It is hereby covenanted that all bonds secured by the Mortgage and indentures supplemental thereto with the coupons appertaining thereto, are issued to and accepted by each and every holder thereof, and that the property aforesaid and all other property subject to the lien of the Mortgage and indentures supplemental thereto is held by or hereby conveyed to the Trustee, under and subject to the trusts, conditions and limitations set forth in the Mortgage and indentures supplemental thereto and upon and subject to the further trusts, conditions and limitations hereinafter set forth, as follows, to wit:
ARTICLE I.
AMENDMENTS OF MORTGAGE
     Section 1. Article II of the Ninth Supplemental Indenture to the Mortgage, as heretofore amended, is hereby further amended as follows:
     By adding to paragraph (d) of Section 5 and to the first clause of Section 9, the following:
     5.95% Series due 2036
     Section 2. Effective when no bonds of the 3.50% Series due 2008, Pollution Control Series J due 2012, Pollution Control Series K due 2012, Pollution Control Series L due 2012, Pollution Control Series M due 2012, 4.75% Series due 2012, 5.95% Series due 2011 and 5.90% Series due 2034 shall remain outstanding, unless, with respect to any such series of bonds, the holders of 66.67% of the principal amount of the bonds of such series have previously consented thereto, Article II of the Ninth Supplemental Indenture to the Mortgage, as heretofore amended, shall be further amended as follows:
     All references to a requirement of a certificate of an independent accountant, engineer or appraiser shall be amended to only refer to an accountant, engineer or appraiser, unless the principal amount of the bonds then applied for, in the aggregate with any bonds issued by the Company since the beginning of the then current calendar year (other than those with respect to which a certificate or opinion of an accountant is not required, or with respect to which a certificate or opinion of an independent public accountant has previously been furnished), is ten percentum (10%) or more of the principal amount of the bonds secured by the Mortgage then outstanding, or as may otherwise be required by the Trust Indenture Act of 1939, as amended.

ARTICLE II.
BONDS OF THE NEW SERIES
     Section 1. The bonds of the New Series shall be designated as hereinabove specified for such designation in the recital immediately preceding the form of bonds of the New Series, subject however, to the provisions of Section 2 of Article I of the Mortgage, as amended, and are issuable only as registered bonds without coupons, substantially in the form hereinbefore recited; and the issue thereof shall be limited to $300,000,000 principal amount.
     The bonds of the New Series shall bear interest from the date thereof and shall be dated as of the interest payment date to which interest was paid next preceding the date of issue unless (a) such date of issue is an interest payment date to which interest was paid, in which event such bonds shall be dated as of such interest payment date, or (b) issued prior to the occurrence of the first interest payment date on which interest is to be paid, in which event such bonds shall be dated September 25, 2006. The bonds of the New Series shall mature on October 1, 2036.
     The bonds of the New Series shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate provided in the form of bond hereinbefore recited, payable on April 1 and October 1 in each year commencing on April 1, 2007, until the Company’s obligation with respect to the payment of principal thereof shall have been discharged. Both principal and interest on bonds of the New Series shall be payable at the office or agency of the Company in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and shall be payable in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.
     The bonds of the New Series shall be in any denomination authorized by the Company.
     Any bond or bonds of the New Series shall be exchangeable for another bond or bonds of the New Series in a like aggregate principal amount. Any such exchange may be made upon presentation at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, without any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the exchange.
     Section 2. (a) Initially, the bonds of the New Series shall be issued pursuant to a book-entry system administered by The Depository Trust Company (or its successor, referred to herein as the “Depository”) as a global security with no physical distribution of bond certificates to be made except as provided in this Section 2. Any provisions of the Mortgage or the bonds of the New Series requiring physical delivery of bonds shall, with respect to any bonds of the New Series held under the book-entry system, be deemed to be satisfied by a notation on the bond registration books maintained by the Trustee that such bonds are subject to the book-entry system.

          (b) So long as the book-entry system is being used, one or more bonds of the New Series in the aggregate principal amount of the bonds of the New Series and registered in the name of the Depository’s nominee (the “Nominee”) will be issued and required to be deposited with the Depository and held in its custody. The book-entry system will be maintained by the Depository and its participants and indirect participants and will evidence beneficial ownership of the bonds of the New Series, with transfers of ownership effected on the records of the Depository, the participants and the indirect participants pursuant to rules and procedures established by the Depository, the participants and the indirect participants. The principal of and any premium on each bond of the New Series shall be payable to the Nominee or any other person appearing on the registration books as the registered holder of such bond or its registered assigns or legal representative at the office of the office or agency of the Company in the City of Philadelphia, Pennsylvania or the Borough of Manhattan, The City of New York. So long as the book-entry system is in effect, the Depository will be recognized as the holder of the bonds of the New Series for all purposes. Transfers of principal, interest and any premium payments or notices to participants and indirect participants will be the responsibility of the Depository, and transfers of principal, interest and any premium payments or notices to beneficial owners will be the responsibility of participants and indirect participants. No other party will be responsible or liable for such transfers of payments or notices or for maintaining, supervising or reviewing such records maintained by the Depository, the participants or the indirect participants. While the Nominee or the Depository, as the case may be, is the registered owner of the bonds of the New Series, notwithstanding any other provisions set forth herein, payments of principal of, redemption premium, if any, and interest on the bonds of the New Series shall be made to the Nominee or the Depository, as the case may be, by wire transfer in immediately available funds to the account of such holder. Without notice to or consent of the beneficial owners, the Trustee with the consent of the Company and the Depository may agree in writing to make payments of principal, redemption price and interest in a manner different from that set forth herein. In such event, the Trustee shall make payment with respect to the bonds of the New Series in such manner as if set forth herein.
          (c) The Company may at any time elect (i) to provide for the replacement of any Depository as the depository for the bonds of the New Series with another qualified depository, or (ii) to discontinue the maintenance of the bonds of the New Series under book-entry system. In such event, the Trustee shall give 30 days prior notice of such election to the Depository (or such fewer number of days acceptable to such Depository).
          (d) Upon the discontinuance of the maintenance of the bonds of the New Series under a book-entry system, the Company will cause the bonds to be issued directly to the beneficial owners of the bonds of the New Series, or their designees, as further described below. In such event, the Trustee shall make provisions to notify participants and beneficial owners of the bonds of the New Series, by mailing an appropriate notice to the Depository, that bonds of the New Series will be directly issued to beneficial owners of the bonds as of a date set forth in such notice (or such fewer number of days acceptable to such Depository).
          (e) In the event that bonds of the New Series are to be issued to beneficial owners of the bonds, or their designees, the Company shall promptly have bonds of the New Series prepared in certificated form registered in the names of the beneficial owners of such bonds shown on the records of the participants provided to the Trustee, as of the date set forth in the notice above. Bonds issued to beneficial owners, or their designees shall be substantially in the form set forth in this Supplemental Indenture, but will not include the provision related to global securities.
          (f) If the Depository is replaced as the depository for the bonds of the New Series with another qualified depository, the Company will issue a replacement global security substantially in the form set forth in this Supplemental Indenture.
          (g) The Company and the Trustee shall have no liability for the failure of any Depository to perform its obligations to any participant, any indirect participant or any beneficial owner of any bonds of the New Series, and the Company and the Trustee shall not be liable for the failure of any participant, indirect participant or other nominee of any beneficial owner or any bonds of the New Series to perform any obligation that such participant, indirect participant or other nominee may incur to any beneficial owner of the bonds of the New Series.
          (h) Notwithstanding any other provision of the Mortgage, on or prior to the date of issuance of the bonds of the New Series the Trustee shall have executed and delivered to the initial Depository a Letter of Representations governing various matters relating to the Depository and its activities pertaining to the bonds of the New Series. The terms and provisions of such Letter of Representations are incorporated herein by reference and, in the event there shall exist any inconsistency between the substantive provisions of the said Letter of Representations and any provisions of the Mortgage, then, for as long as the initial Depository shall serve as depository with respect to the bonds of the New Series, the terms of the Letter of Representations shall govern.
          (i) The Company and the Trustee may rely conclusively upon (i) a certificate of the Depository as to the identity of a participant in the book-entry system; (ii) a certificate of any participant as to the identity of any indirect participant and (iii) a certificate of any participant or any indirect participant as to the identity of, and the respective principal amount of bonds of the New Series owned by, beneficial owners.
     Section 3. So long as the bonds of the New Series are held by The Depository Trust Company, such bonds of the New Series shall bear the following legend:
     UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     Section 4. So long as any of the bonds of the New Series remain outstanding, the Company shall keep at its office or agency in the Borough of Manhattan, The City of New York,

as well as at the office of the Trustee in the City of Philadelphia, Pennsylvania, books for the registry and transfer of outstanding bonds of the New Series, in accordance with the terms and provisions of the bonds of the New Series and the provisions of Section 8 of Article I of said Mortgage.
     Section 5. So long as any bonds of the New Series remain outstanding, the Company shall maintain an office or agency in the City of Philadelphia, Pennsylvania, and an office or agency in the Borough of Manhattan, The City of New York, for the payment upon proper demand of the principal of, the interest on, or the redemption price of the outstanding bonds of the New Series, and will from time to time give notice to the Trustee of the location of such office or agency. In case the Company shall fail to maintain for such purpose an office or agency in the City of Philadelphia or shall fail to give such notice of the location thereof, then notices, presentations and demands in respect of the bonds of the New Series may be given or made to or upon the Trustee at its office in the City of Philadelphia and the principal of, the interest on, and the redemption price of said bonds in such event be payable at said office of the Trustee. All bonds of the New Series when paid shall forthwith be cancelled.
     Section 6. The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of each bond of the New Series entitled to such interest payment, in which case only the registered holder of such bond on such record date shall be entitled to receive such payment, notwithstanding any transfer of such bond upon the registration books subsequent to such record date.
     Section 7. The bonds of the New Series shall be issued under and subject to all of the terms and provisions of the Mortgage, of the indentures supplemental thereto referred to in the recitals hereof and of this Supplemental Indenture which may be applicable to such bonds or applicable to all bonds issued under the Mortgage and indentures supplemental thereto.
ARTICLE III.
ISSUE AND AUTHENTICATION OF
BONDS OF THE NEW SERIES
     In addition to any bonds of any series which may from time to time be executed by the Company and authenticated and delivered by the Trustee upon compliance with the provisions of the Mortgage and/or of any indenture supplemental thereto, bonds of the New Series of an aggregate principal amount not exceeding $300,000,000 shall forthwith be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon, whether or not this Supplemental Indenture shall have been recorded, authenticate and deliver said bonds to or upon the written order of the President, a Vice President, or the Treasurer of the Company, under the terms and provisions of paragraph (c) of Section 3 of Article II of the Mortgage, as amended.

ARTICLE IV.
REDEMPTION OF BONDS OF THE
NEW SERIES
     Section 1. The bonds of the New Series shall be redeemable, at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of (1) 100% of the principal amount of the bonds to be redeemed, plus accrued interest to the redemption date, or (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points, plus accrued interest to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of this series or portions of the bonds of this series called for redemption.
     “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
     “Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the bonds of this series that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the New Series.
     “Comparable Treasury Price” means, with respect to any redemption date:
•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
     “Reference Treasury Dealer” means (1) each of Barclays Capital Inc. and BNP Paribas Securities Corp. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.
     Section 2. In case the Company shall desire to exercise such right to redeem and pay off all or any part of such bonds of the New Series as hereinbefore provided it shall comply with all the terms and provisions of Article III of the Mortgage, as amended, applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article III and in the manner and with the effect therein provided, but at the time or times and upon mailing of notice, all as hereinbefore set forth in Section 1 of this Article. No publication of notice of any redemption of any bonds of the New Series shall be required.
ARTICLE V.
CERTAIN EVENTS OF DEFAULT; REMEDIES
     Section 1. So long as any bonds of the New Series remain outstanding, in case one or more of the following events shall happen, such events shall, in addition to the events of default heretofore enumerated in paragraphs (a) throughout (d) of Section 2 of Article VIII of the Mortgage, constitute an “event of default” under the Mortgage, as fully as if such events were enumerated therein:
     (e) default shall be made in the due and punctual payment of the principal (including the full amount of any applicable optional redemption price) of any bond or bonds of the 5.95% Series due 2036 whether at the maturity of said bonds, or at a date fixed for redemption of said bonds, or any of them, or by declaration as authorized by the Mortgage;
     Section 2. So long as any bonds of the New Series remain outstanding, Section 10 of Article VIII of the Mortgage, as heretofore amended, is hereby further amended by inserting in the first paragraph of such Section 10, immediately after the words “as herein provided,” at the end of clause (2) thereof, the following:
     “or (3) in case default shall be made in any payment of any interest on any bond or bonds secured by this indenture or in the payment of the principal (including any applicable optional redemption price) of any bond or bonds secured by this indenture, where such default is not of the character referred to in clause (1) or (2) of this Section 10 but constitutes an event of default within the meaning of Section 2 of this Article VIII.”

ARTICLE VI.
CONCERNING THE TRUSTEE
     The Trustee hereby accepts the trust herein declared and provided and agrees to perform the same upon the terms and conditions set forth in the Mortgage, as amended and supplemented, and upon the following terms and conditions:
     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.
ARTICLE VII.
MISCELLANEOUS
     Section 1. Unless otherwise clearly required by the context, the term “Trustee,” or any other equivalent term used in this Supplemental Indenture, shall be held and construed to mean the trustee under the Mortgage for the time being whether the original or a successor trustee.
     Section 2. The headings of the Articles of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning of the same.
     Section 3. Nothing expressed or mentioned in or to be implied from this Supplemental Indenture or in or from the bonds of the New Series is intended, or shall be construed, to give any person or corporation, other than the parties hereto and their respective successors, and the holders of bonds secured by the Mortgage and the indentures supplemental thereto, any legal or equitable right, remedy or claim under or in respect of such bonds or the Mortgage or any indenture supplemental thereto, or any covenant, condition or provision therein or in this Supplemental Indenture contained. All the covenants, conditions and provisions thereof and hereof are for the sole and exclusive benefit of the parties hereto and their successors and of the holders of bonds secured by the Mortgage and indentures supplemental thereto.
     Section 4. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all collectively but one instrument.
     Section 5. This Supplemental Indenture is dated and shall be effective as of September 15, 2006, but was actually executed and delivered on September 18, 2006.
[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties of the first and second parts hereto have caused their corporate seals to be hereunto affixed and the President or a Vice President of the party of the first part and the President or a Vice President of the party of the second part, under and by the authority vested in them, have hereto affixed their signatures and their Secretaries or Assistant Secretaries have duly attested the execution hereof the 18th day of September, 2006.

PECO ENERGY COMPANY

By	/s/ Michael R. Metzner

Michael R. Metzner
Vice President and Treasurer

[SEAL]

Attest	/s/ Bruce G. Wilson

Bruce G. Wilson
Assistant Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Trustee

By	/s/ George Rayzis

George Rayzis
Vice President

[SEAL]

Attest	/s/ Ralph E. Jones

Ralph E. Jones
Assistant Secretary

STATE OF ILLINOIS
ss.
COUNTY OF COOK
     BE IT REMEMBERED, that on the 18th day of September, 2006, before me, a Notary Public in and for said County and State, residing in Chicago, personally came Bruce G. Wilson, who being duly sworn according to law deposes and says that he was personally present and did see the common or corporate seal of the above named PECO Energy Company affixed to the foregoing Supplemental Indenture, that the seal so affixed is the common or corporate seal of the said PECO Energy Company, and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named Michael R. Metzner is a Vice President of the said corporation, and did sign the said Supplemental Indenture as such in the presence of this deponent that this deponent is Assistant Secretary of the said corporation; and the name of the deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent’s own proper handwriting.
     Sworn to and subscribed before me the day and year aforesaid.

Notarial Seal
/s/ Mary L. Kwilos Notary Public,
City of Chicago, Cook County
My Commission Expires October 26, 2009
[SEAL]

COMMONWEALTH OF PENNSYLVANIA
ss.
COUNTY OF PHILADELPHIA
     BE IT REMEMBERED, that on the 18th day of September, 2006, before me, the subscriber, a Notary Public in and for said County and Commonwealth, residing in Philadelphia, personally came Ralph E. Jones, who being duly sworn according to law deposes and says that he was personally present and did see the common or corporate seal of the above named Wachovia Bank, National Association, affixed to the foregoing Supplemental Indenture, that the seal so affixed is the common or corporate seal of the said Wachovia Bank, National Association, and was so affixed by the authority of the said corporation as the act and deed thereof, that the above named George Rayzis is a Vice President of the said corporation, and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is an Assistant Secretary of the said corporation; and that the name of this deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent’s own proper handwriting.
     Sworn to and subscribed before me the day and year aforesaid.
     I hereby certify that I am not an officer of director of said Wachovia Bank, National Association.

Notarial Seal
/s/ Aida B. Dales-Payano, Notary Public
City of Philadelphia, Philadelphia County
My Commission Expires November 21, 2006
[SEAL]

CERTIFICATE OF RESIDENCE
     Wachovia Bank, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence in the City of Philadelphia is N.E. Cor. Broad and Walnut Streets in the City of Philadelphia, Pennsylvania.

WACHOVIA BANK, NATIONAL
ASSOCIATION, Trustee

By	/s/ George Rayzis

George Rayzis
Vice President

SCHEDULE A
COMMONWEALTH OF PENNSYLVANIA

PE 10,581
ALL THAT CERTAIN lot or tract of land SITUATE in the Township of Montgomery, County of Montgomery. Commonwealth of Pennsylvania bounded and described according to a Boundary Survey Plan of Lot No. 5, Montgomeryville Industrial Center, made for Nappen & Associates, dated April 9, 2001 and last revised February 24, 2005, by Charles E. Shoemaker, Inc., Engineers and Surveyors of Abington, Pennsylvania as follows:
BEGINNING at a point of curvature on the Northwesterly right-of-way line of Domorah Drive (50 feet wide), said point being at a distance of eleven and eight one-hundredths feet (11.08’) measured on the arc of a circle curving to the left with a radius of five hundred twenty-five and no one-hundredths feet (525.00’) from a point of compound curvature. said point being the beginning of a 60 feet radius marking the right-of-way at the terminus of the cul-de-sac of Domorah Drive; thence extending from said place of beginning and along the Northwesterly right-of-way line of Domorah Drive on the arc of a circle curving to the left with a radius of five hundred twenty-five and no one-hundredths feet (525.00’), the arc distance of three hundred eighty and thirty-nine one-hundredths feet (308.39’) to a point, a corner of lands now or formerly of Francis J. and Frieda Ambrose; thence along said lands, South forty-two degrees forty-eight minutes fifteen seconds West four hundred seventy-six and fifty-four one-hundredths feet (476.54’) to a point on line of lands now or formerly of PECO Energy Company; thence along said lands North fifty-one degrees fifty-one minutes zero seconds West three hundred twenty-seven and fifty-nine one-hundredths feet (327.59’) to a point, a corner of lands now or formerly of Montgomery Township; thence along said lands North thirty-six degrees fifty-eight minutes twenty-seven seconds East four hundred sixty-one and seventy-seven one-hundredths feet (461.77’) to a point on line of other lands now or formerly of PECO Energy Company; thence along said lands, North seventy-four degrees fifty minutes fifty-seven seconds East one hundred fifty-five and forty-one one-hundredths feet (155.41’) to the first mentioned point and place of beginning.
BEING Lot No. 5, Montgomeryville Industrial Center.
CONTAINING 182,810 square feet or 4.1967 acres, more or less.
BEING Assessment Parcel Number 46-00-00796-62-5.
BEING the same premises which 110 Domorah Drive Limited Partnership, a Pennsylvania limited partnership, by Deed dated August 11, 2005 and recorded in the Montgomery County Recorder of Deeds Office, in Deed Book 5579, at page 369, granted and conveyed to PECO Energy Company, a Pennsylvania corporation, in fee.

A-1

PE 10,598
ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected situate in the Borough of North Wales, County of Montgomery, State of Pennsylvania and more particularly bounded and described according to a Survey thereof made by Herbert H. Metz, Engineer and Surveyor of Lansdale, Pa. in May, 1940, as follows to wit:
BEGINNING at an iron pin set for a corner making the intersection of the middle line of Beaver Street, as laid out Thirty-three feet wide with the East side line of the North Pennsylvania Railroad Company’s land, being also the line dividing the borough of North Wales from the Township of Upper Gwynedd; thence extending along said side line of said North Pennsylvania Railroad Company’s land, being also the borough line as aforesaid, North Four degrees Sixteen minutes West Five Hundred Twelve and Seven-tenths feet to a point a corner of the Keller Pottery; thence extending along said land of the Keller Pottery, South Forty-four degrees Forty-eight minutes East Two Hundred Forty and Thirty-five One-hundredths feet to an iron pin, a corner of land of Harlow Kratz, thence extending along said land of Harlow Kratz, the two following courses and distances South Forty-five degrees Twenty-five minutes West Eighty feet to a point, a corner and South Forty-four degrees Forty-eight minutes East One Hundred Fifty and Five-tenths feet to an iron pin a corner in the middle line of Beaver Street aforesaid; thence extending along the middle line of said Beaver Street South Forty-five degrees Twenty-five minutes West Two Hundred Fifty-three and Twenty-six One-hundredths feet to the place of beginning.
BEING known as 510 Beaver Street, North Wales, PA 19454.
BEING Assessment Parcel Number 14-00-00092-002.
BEING the same premises which Edward David Walker, by Deed dated August 8, 2006 and recorded in the Montgomery County Recorder of Deeds Office, granted and conveyed to PECO Energy Company, a Pennsylvania corporation, in fee.

A-2

Prepared by:	/s/ Ronald Zack

Ronald Zack
Assistant General Counsel
PECO Energy Company
2301 Market Street
Philadelphia, PA 19103
(215) 841-4419

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Ronald Zack
Assistant General Counsel
PECO Energy Company
2301 Market Street
Philadelphia, PA 19103
(215) 841-4419
Counterpart ___of 30
PECO ENERGY COMPANY
TO
WACHOVIA BANK, NATIONAL ASSOCIATION, TRUSTEE

ONE HUNDRED AND SECOND SUPPLEMENTAL
INDENTURE DATED AS OF
SEPTEMBER 15, 2006
TO
FIRST AND REFUNDING MORTGAGE
OF
THE COUNTIES GAS AND ELECTRIC
COMPANY
TO
FIDELITY TRUST COMPANY, TRUSTEE
DATED MAY 1, 1923

5.95% SERIES DUE 2036